Exhibit 1.A(8)(l)


                                SERVICE AGREEMENT

         This Agreement is made as of the 1st day of September, 2000 by and between Southland Life Insurance Company ("Southland") and Fred Alger Management, Inc., a New York corporation ("Adviser") (collectively, the "Parties").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Adviser serves as the investment adviser of The Alger American Fund, a Massachusetts business trust (the "Fund"), which currently consists of six separate series (each, a "Portfolio"); and

         WHEREAS, Southland has entered into an agreement, dated August 22, 1995, with the Fund and Adviser (the "Participation Agreement") pursuant to which the Fund will make shares of each Portfolio listed on Schedule A thereto available to certain variable life insurance and variable annuity contracts offered by Southland through certain separate accounts (the "Separate Accounts") at net asset value and with no sales charges, subject to the terms of the Participation Agreement; and

         WHEREAS, the Participation Agreement provides that the Fund will bear the costs of preparing, filing with the Securities and Exchange Commission, printing or duplicating and mailing the Fund's prospectus, statement of additional information and any amendments or supplements thereto, periodic reports to shareholders, Fund proxy material and other shareholder communications (collectively, the "Fund Materials") required by law to be sent to owners of Contracts ("Contract owners") who have allocated any Contract value to a Portfolio; and

         WHEREAS, the Participation Agreement provides that the Adviser, at its expense, will provide Southland with camera ready copies or copies suitable for duplication of all Fund Materials with respect to prospective Variable Contract owners of Southland; and

         WHEREAS, the Participation Agreement makes no provision for which party shall incur various administrative expenses in connection with the servicing of Contract owners who have allocated Contract value to a portfolio, including, but not limited to, responding to various Contract owner inquiries regarding a Portfolio; and

         WHEREAS, the Parties hereto wish to allocate the expenses in a manner that is fair and equitable, and consistent with the best interests of Contract owners; and

         WHEREAS, the Parties hereto wish to establish a means for allocating the expenses that does not entail the expense and inconvenience of separately identifying and accounting for each item of Fund expense;



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         NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

         I.    SERVICES PROVIDED:
               -----------------

         Southland agrees to provide services to the Adviser including the following:

         a) responding to inquiries from Southland Contract owners using one or more of the Portfolios as an investment vehicle regarding the services performed by Southland as they relate to the Fund or its Portfolios;

         b) providing information to the Adviser and to Contract owners with respect to shares attributable to Contract owner accounts;

         c) printing and mailing of shareholder communications from the Fund as may be required pursuant to Paragraph 4 of the Participation Agreement;

         d) communication directly with Contract owners concerning the Fund's operations;

         e) providing such similar services as Adviser may reasonably request to the extent permitted or required under applicable statutes, rules and regulations.

         II.   EXPENSE ALLOCATIONS:
               -------------------

         Subject to Section III hereof, Southland or its affiliates shall initially bear the costs of the following:

         a) printing and distributing all Fund Materials to be distributed to prospective Contract owners;

         b) printing and distributing all sales literature or promotional material developed by Southland or its affiliates and relating to the Contracts;

         c) servicing Contract owners who have allocated Contract value to a Portfolio, which servicing shall include, but is not limited to, the items listed in Paragraph I of this Agreement. 2

         III.  PAYMENT OF EXPENSES:
               -------------------

         a) The Adviser shall pay to Southland a quarterly fee equal to a percentage of the average daily net assets of the Portfolio attributable to Contracts, at the annual rate of .10% (hereinafter, the "Quarterly Fee"), in connection with the expenses incurred by Southland under Section II hereof. The payment of the Quarterly Fee shall commence at the end of the first calendar quarter in which Contract value has been allocated to a Portfolio.

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         b)    From time to time, the Parties hereto shall review the Quarterly
Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time, of Southland in connection with its duties hereunder. The Parties agree to negotiate in good faith any change to the Quarterly Fee proposed by a Party in good faith.

         c) This Agreement shall not modify any of the provisions of Paragraph 4 of the Participation Agreement, but shall supplement those provisions.

         IV.   TERM OF AGREEMENT:
               -----------------

Any Party may terminate this Agreement, without penalty, on 60 days' written notice to the other Parties. Unless so terminated, this Agreement shall continue in effect for so long as the Adviser or its successor(s) in interest, or any affiliate thereof, continues to perform in a similar capacity for the Fund, and for so long as any Contract value or any monies attributable to Southland is allocated to a Portfolio.

         V.    INDEMNIFICATION:
               ---------------

         a) Southland agrees to indemnify and hold harmless the Adviser and its officers and directors, from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of Southland under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Adviser in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

         b) Adviser agrees to indemnify and hold harmless Southland and its officers and directors from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of Adviser under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of Southland in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement

         VI.   NOTICES:
               -------

         Notices and communications required or permitted hereby will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

         Fred Alger Management, Inc.
         75 Maiden Lane
         New York, N.Y. 10038
         Attn:  Gregory S. Duch
         FAX:  (201) 434-1459

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         Southland Life Insurance Company
         1290 Broadway
         Denver, Colorado 80203-5699
         Attn:  Variable Attorney, Legal Department
         FAX:  (303) 860-2134

         VII.  APPLICABLE LAW:
               --------------

         Except insofar as the Investment Company Act of 1940 or other federal laws and regulations may be controlling, this Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

         VIII. EXECUTION IN COUNTERPARTS:
               -------------------------

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

         IX.   SEVERABILITY:
               ------------

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

         X.    RIGHTS CUMULATIVE:
               -----------------

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

         XI.   HEADINGS:
               --------

         The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.





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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


FRED ALGER MANAGEMENT, INC.                SOUTHLAND INSURANCE COMPANY

By:    /s/ Gregory S. Duch                By:    /s/ James L. Livinston, Jr.
       -------------------------------           --------------------------

Name:  Gregory S. Duch                    Name:  James L. Livinston, Jr.
       -------------------------------           --------------------------

Title: Executive Vice President           Title: Executive Vice President
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